Exhibit 99.1

Apollo Debt Solutions Announces Senior Leadership Appointments

Eric Rosenberg to Serve as CFO and Adam Eling to Serve as COO

NEW YORK, NY – October 5, 2023 – Apollo Debt Solutions BDC (“ADS” or the “Fund”) today announced that it has appointed Eric Rosenberg and Adam Eling as Chief Financial Officer and Chief Operating Officer, respectively, of ADS, effective October 2, 2023. ADS is a non-exchange traded business development company (“BDC”) sponsored by affiliates of Apollo (NYSE: APO) that invests primarily in private loans and securities, mainly to large cap, private U.S. companies, and to a lesser extent, middle market U.S. and international companies.

Apollo Partner Earl Hunt, Chair and CEO of ADS, said, “We are pleased for Eric and Adam to assume these new roles, building on the Fund’s significant momentum amid robust investor demand for differentiated senior private lending solutions.”

Rosenberg has previously held several senior finance positions for leading financial services firms including serving as CFO of Anchorage Capital Group and Blackstone Credit (formerly known as GSO Capital Partners), while Eling is a member of Apollo’s Investment COO team.

About Apollo Debt Solutions BDC

The Fund is a regulated, non-exchange traded BDC that provides individual investors access to investments targeted by the largest institutions. The Fund believes it provides investors with a stronger and more diversified path to value than is typically available — and aims to offer a more beneficial risk-adjusted profile than public equivalents. The Fund focuses primarily on private credit opportunities in directly originated assets, including loans and other debt securities, made to or issued by large private U.S. borrowers, with a strong emphasis on senior secured lending. Together, the Fund believes these attributes help position ADS to perform.

About Apollo

Apollo is a high-growth, global alternative asset manager. In our asset management business, we seek to provide our clients excess return at every point along the risk-reward spectrum from investment grade to private equity with a focus on three investing strategies: yield, hybrid, and equity. For more than three decades, our investing expertise across our fully integrated platform has served the financial return needs of our clients and provided businesses with innovative capital solutions for growth. Through Athene, our retirement services business, we specialize in helping clients achieve financial security by providing a suite of retirement savings products and acting as a solutions provider to institutions. Our patient, creative, and knowledgeable approach to investing aligns our clients, businesses we invest in, our employees, and the communities we impact, to expand opportunity and achieve positive outcomes. As of June 30, 2023, Apollo had approximately $617 billion of assets under management. To learn more, please visit www.apollo.com.

Forward-Looking Statements

Certain information contained in this communication constitutes “forward-looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “will,” “should,”

“seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These may include financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements regarding future performance, statements regarding economic and market trends and statements regarding identified but not yet closed investments. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. ADS believes these factors also include but are not limited to those described under the section entitled “Risk Factors” in its prospectus, and any such updated factors included in its periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or ADS’s prospectus and other filings). Except as otherwise required by federal securities laws, ADS undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Apollo Contact Information

For Investors:

Noah Gunn

Global Head of Investor Relations

(212) 822-0540

IR@apollo.com

For Media:

Joanna Rose

Global Head of Corporate Communications

(212) 822-0491

Communications@apollo.com